CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" in the Prospectus and "Other Service Providers" in the Statement of Additional Information of The Jamestown Select Fund of the Williamsburg Investment Trust, in Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A, No. 033-25301), filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
July 12, 2006